                                                      Registration No. 333-51731


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EXOGEN, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                                       22-3208468
          --------                                       ----------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

10 Constitution Avenue, P.O. Box 6860, Piscataway, New Jersey       08855
-------------------------------------------------------------     ----------
          (Address of Principal Executive Offices)                (Zip Code)

                                 Exogen, Inc.
                     1995 Stock Option/Stock Issuance Plan
                         Employee Stock Purchase Plan
                     -------------------------------------
                           (Full title of the plan)

          Patrick A. McBrayer, Chief Executive Officer and President
                                 Exogen, Inc.
                            10 Constitution Avenue
                                 P.O. Box 6860
                         Piscataway, New Jersey 08855
                         ----------------------------
                    (Name and address of agent for service)

                                (732) 981-0990
                                --------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Dennis V. Osimitz, Esq.
                                Sidley & Austin
                              Two South Dearborn
                            Chicago, Illinois 60603
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                      Removal of Shares From Registration
                      -----------------------------------

     This Registration Statement No. 333-51731 (the "Registration Statement") registered shares of common stock, $.0001 par value per share, (the "Common Stock"), of Exogen, Inc. (the "Registrant") to be issued under the Registrant's Employee Stock Purchase Plan and upon the exercise of certain options under the Registrant's 1995 Stock Option/Stock Issuance Plan (the "Plans"). Pursuant to a merger, effective September 1, 1999, the Plans have been terminated by the Registrant. As a result, the Registrant hereby amends the Resgitration Statement to remove the Common Stock from registration under the Registration Statement, effective upon the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on September 16, 1999.

                                    EXOGEN, INC.

                                    By:  /s/ Patrick A. McBrayer
                                         -------------------------------------
                                         Patrick A. McBrayer,
                                         Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                              Title                       Date
-------------------------  -------------------------------  --------------------

/s/ Patrick A. McBrayer    Chief Executive Officer,          September 16, 1999
-------------------------  President, and Director
    Patrick A. McBrayer    (Principal Executive Officer)

                           Vice President, Chief Financial   September 16, 1999
/s/ Richard H. Reisner     Officer, and Secretary
-------------------------  (Principal Financial Officer)
    Richard H. Reisner

/s/ Daniel Lewis           Director                          September 17, 1999
-------------------------
    Daniel Lewis

/s/ Clifford K. Lomax      Director                          September 21, 1999
-------------------------
    Clifford K. Lomax

/s/ Larry Papasan          Director                          September 16, 1999
-------------------------
    Larry Papasan

/s/ James A. Ralston       Director                          September 17, 1999
-------------------------
    James A. Ralston